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                                                                  EXHIBIT 10.113


                                 OFFICE LEASE


     THIS LEASE is made as of February 6, 1989, by and between ROWE PROPERTIES-DATA LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessor"), and THE COMPUTER COMPANY, a Virginia corporation ("Lessee").

     1. Description of Premises. Lessor, in consideration of the rents to be paid by Lessee and other covenants of Lessee contained herein, does hereby lease to Lessee the premises described below (the "Premises"):

     A parcel of land, located off Cox Road in the Innsbrook Corporate Center, Henrico County, Virginia, containing approximately five acres, more particularly shown on the site plan attached hereto as Exhibit A (the "Land"), together with (i) a three-story building containing approximately 69,311 rentable square feet and 71,800 gross square feet, parking area and other site improvements to be constructed on the Land by Lessor as hereinafter provided (the "Building") and (ii) an easement to use all offsite utility lines now or hereafter serving the Building. Rentable square feet shall be determined in the manner provided in Paragraph 5 of the Rider attached hereto as a part hereof (the "Rider").

     2.  Term.  The initial term of this lease shall be for a period of ten
(10) "lease years" (as defined in paragraph 36).

     3.  Rent.  See Paragraphs 6 and 9 of Rider.

     4.  Acceptance of Premises.  See Paragraph 5 of Rider.

     5.  Delay in Commencement.  See Paragraph 1 of Rider.

     6. Use and Compliance with Law. The Premises shall be used only for general office purposes and as a computer center, and for no other purpose without Lessor's prior written consent. Lessee shall not use the Premises for any unlawful purpose or so as to constitute a nuisance. Lessee covenants and agrees to comply with all restrictive covenants and ordinances and regulations of governmental authorities applicable to Lessee's use of the Premises; provided, however, that Lessee shall not be required to modify the Premises to comply with any subsequently enacted governmental requirements unless same are applicable because of Lessee's particular use of the Premises (other than general office use and as a computer center).

     7.  Signs.  See Paragraph 14 of Rider.

     8. Quiet Enjoyment and Covenant of Title. Lessor covenants that it has full right and power to execute this lease and to grant the estate demised herein, and that Lessee, upon payment


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of the rents herein reserved and performing the terms, conditions, and covenants herein contained, shall peacefully and quietly have, hold, and enjoy the Premises during the full term of this lease, and any extension hereof.

     9.  Lessor's Services.  [Intentionally Omitted]

    10.  Utility Stop. [Intentionally Omitted]

    11. Alterations by Lessee. Lessee shall not make any structural alterations to the Premises (including, without limitation, roof penetrations) without obtaining Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessee may make nonstructural alterations and improvements, including interior walls and partitions and other tenant improvements, without Lessor's consent. Any and all alterations, additions or other improvements made by Lessee, with or without the consent of Lessor, regardless of how attached (except movable trade fixtures, including panels, workstations and full height panels), shall become immediately upon installation and hereafter remain the property of Lessor, without compensation therefor to Lessee, unless otherwise agreed in writing by Lessor.

    12. Use of the Parking Facilities. Lessee and its employees, business invitees and customers shall have the exclusive right to park automobiles in the parking area provided by Lessor. See Paragraphs 11 and 13 of Rider.

    13. Subleasing and Assignment. Lessee may assign this lease or sublease the Premises without Lessor's prior approval, but any such assignment or sublease shall not release Lessee of any of its obligations under this lease arising before or after the effective date of the assignment of this lease or sublease of the Premises. In addition, for so long as this lease continues in effect and Lessee pays to Lessor the rent due hereunder, should the amount of rent payable by a sublessee or assignee to Lessee exceed the rent payable by Lessee hereunder, Lessor shall not be entitled to any of such excess.

    14. Care of Premises. Lessee agrees to take good care of the Premises, and shall not suffer or permit any waste or injury thereto. Upon the expiration or termination of this lease, Lessee shall surrender the Premises in as good condition as Lessee obtained same on the Commencement Date, reasonable wear and tear excepted and subject to any alterations which Lessee is authorized hereunder to make and any repairs which Lessor is obligated hereunder to make.

    15. Damage to Premises. If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Lessor shall promptly at its expense cause such damage to be repaired, and rent shall not be abated. If by reason of such


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occurrence the Premises shall be rendered partially untenantable, Lessor shall promptly at its own expense cause the damage to be repaired, and rent meanwhile shall be abated for the period of untenantablility in proportion to the portion of the Premises rendered untenantable. If by reason of such occurrence all of the Premises are rendered untenantable, Lessor shall promptly at its expense cause the damage to be repaired, and rent shall abate until the Premises are again tenantable, unless within thirty (30) days after said occurrence Lessor shall give Lessee written notice that the estimated time necessary to reconstruct the destroyed Premises and Building is in excess of one hundred twenty (120) days after commencement of reconstruction and Lessee elects to terminate this Lease by written notice, to Lessor given within fifteen (15) days after receipt of Lessor's notice. If so terminated, this lease and the tenancy hereby created shall cease as of the date of casualty and all rent shall be abated as of such date. Lessor shall not be obligated to reconstruct or repair the Building or Premises (i) unless Lessee maintained insurance for such purposes as required by this lease and (ii) except to the extent insurance proceeds have been received or are to be made available upon completion of the repairs or reconstruction (other than with respect to repairs costing $100,000 or less). Lessor shall not be required to repair, replace or insure any property which the Lessee may be entitled to remove from the Premises. No damages, compensation or claims shall be payable by Lessor for inconvenience, loss of business or other consequential damages arising from any casualty or restoration of the Premises or the Building except to the extent caused by Lessor's negligence or failure to comply with its obligations under this lease. All rent paid in advance shall be apportioned in accordance with the foregoing provisions as of the date of damage. If this lease is not terminated on account of such damage or destruction and Lessee so requests, Lessor shall undertake reasonable efforts to provide to Lessee office space in one or more other buildings in Innsbrook Corporate Center managed or controlled by Rowe Development Company for so long as the Premises remain untenantable (to the extent such office space is then available), and in such case Lessee shall pay the then prevailing rental rate for the space it occupies in such other office buildings.

    16.  Liability.  See Paragraphs 7 and 12 of Rider.

    17. Inspection of Premises. Lessor and Lessor's agents shall have reasonable access during normal business hours to the Premises for the purposes of inspection, maintenance and repair. Lessor shall also have access to the Premises without notice in the event of an emergency. Lessor shall have the right to show the Premises to prospective tenants during the last one hundred eighty (180) days of the term of this lease.

    18. Condemnation. If all or a part of the Premises sufficient to render same unusable for Lessee's purposes (in Lessee's reasonable judgment) or all means of access to the Premises shall


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be condemned for a period in excess of ninety (90) days or sold under threat of condemnation, this lease shall terminate and Lessee shall have no claim against Lessor or to any portion of the award in condemnation for the value of any unexpired term of this lease. Lessee may seek to recover independently compensation from the condemning authority for moving expenses, the value of any of Lessee's property taken (other than Lessee's leasehold interest in the Premises) or other compensable loss or damage. In the event of a temporary taking of ninety (90) days or less, this lease shall not terminate, but the term hereof shall be extended by the period of the taking and the rent shall abate in proportion to the area taken for the period of such taking.

    19.  Default.  See Paragraph 12 of Rider.

         (a) If Lessee does not pay any rent or other sum payable by Lessee pursuant to this lease and such default continues for a period of ten (10) days after written notice is given to Lessee (provided, however, that no written notice shall be required if Lessor has previously given written notice of failure to pay rent on at least two separate occasions during the then current calendar year), or if Lessee shall fail to perform any other covenant, agreement, or obligation of Lessee pursuant to this lease and such default continues for thirty (30) days after written notice thereof is given to Lessee or if Lessee should become bankrupt or insolvent or any debtor proceedings are taken by or against Lessee, or if Lessee vacates or attempts to vacate the Premises, then Lessor shall have the following rights and remedies.

          (i) Lessor may terminate this lease by written notice to Lessee, in which event this lease, all rights of Lessee, and all duties of Lessor shall immediately cease and terminate, and Lessor may re-enter and take possession of the Premises, remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Lessee and enjoy the Premises free of Lessee's estate pursuant to this lease, without prejudice, however, to any and all rights of action against Lessee that Lessor may have for rent payable before the date of termination, damages, or breach of this lease, in respect of which Lessee shall remain and continue liable notwithstanding such termination; or

          (ii) Lessor shall have the right to re-enter the Premises and remove all persons and property from the Premises and store such property in a public warehouse or elsewhere at the cost of, and for the account of, Lessee, without terminating this lease. Lessor shall have the right to take such action without service of notice except as may be expressly required herein or by applicable law and without resort to legal process (unless required by law) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.
     If


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     Lessor elects to re-enter the Premises as aforesaid, Lessor may, at any time thereafter, elect to terminate this lease by giving written notice to Lessee of such election. Whether or not Lessor elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceedings or pursuant to any notice required by law, Lessor may, at its option, re-let the Premises or any portion thereof for the benefit of Lessee for such term or terms (whether shorter or longer than the term of this lease) and at such rental and upon such other terms and conditions as Lessor, in its reasonable discretion, deems advisable, and, at the expense of Lessee, Lessor shall have the right to make such repairs or alterations to the Premises as Lessor deems necessary in order to re-let same. Lessor shall use reasonable efforts to re-let the Premises. Provided this lease has not been terminated by Lessor, upon each such re-letting, all rentals actually received by Lessor from such re-letting applicable to the unexpired term of this lease shall be applied as follows: First, to the payment of any costs and expenses of such re-letting, including costs incurred by Lessor for brokerage fees, legal fees and alterations and repairs to the Premises; Second, to the payment of any indebtedness other than rent due hereunder from Lessee; Third, to payment of any unpaid portion of rent then due. On the scheduled expiration date of this lease, Lessor shall pay the residue, if any, to Lessee. No such re-entry or taking of possession of the Premises by Lessor shall be construed or shall operate as an election by Lessor to terminate this lease unless written notice of termination is given by Lessor to Lessee, or this lease is terminated by an order or decree of a court of competent jurisdiction.

          (b) In addition to all remedies specified in this lease, Lessor shall have all remedies available pursuant to applicable law. However, Lessor hereby subordinates any statutory or other lien it may have in Lessee's property located in the Premises for nonpayment of rent to any and all equipment leases, liens and security interests entered into or granted from time to time by Lessee with respect to such property, and Lessor agrees to execute from time to time upon request instruments confirming such subordination.

          (c) No re-entry, taking possession of, or repair of the Premises by Lessor, termination of this lease or any other action taken by Lessor as a result of any default of Lessee shall relieve Lessee of any of its liabilities or obligations hereunder which arose prior to or by reason of such termination, whether or not the Premises are re-let.

          (d) All remedies of Lessor shall be cumulative. Election by Lessor to exercise any remedy shall not prevent or be deemed a waiver of Lessor's right to thereafter exercise any other remedy.


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        (e) Lessee agrees to pay upon demand all reasonable costs, fees and expenses (including, without limitation, court costs and reasonable attorney's fees) incurred by Lessor in enforcing this lease. Lessor also agrees to pay upon demand all reasonable costs, fees and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by Lessee in enforcing this lease.

     20. Holding Over. If Lessee remains in possession of the Premises after the expiration or termination of the term of this lease without Lessor's written consent, such possession shall, at Lessor's option, (a) be a tenancy at sufferance only, during which tenancy at sufferance monthly rent shall be due and payable at 150% of the monthly rent due for the last month of the term, or
(b) result in an extension of this lease on a month-to-month basis, upon the terms and conditions applicable to the last lease year of the preceding term except monthly rent, which shall be at 150% of the rent payable during the last month of the term.

     21. Surrender of Premises. Lessee shall surrender the Premises at the expiration or sooner termination of the lease term, broom-cleaned, with all rubbish removed, free of subtenancies, and in good condition and repair (except for any items which this lease requires Lessor to repair), reasonable wear and tear excepted. Lessee shall deliver all keys to Lessor or Lessor's agent.

     22. Information Concerning Lessee. Lessee shall furnish within 15 days after request from Lessor such current information concerning the financial condition of Lessee as Lessor may reasonably require. Such financial information shall include (but is not necessarily limited to) a financial statement dated not more than thirteen (13) months prior to Lessor's request. Such financial statement shall be prepared in accordance with generally accepted accounting principles and certified by a certified public accountant. A general partner or officer of Lessee shall furnish a certification to Lessor to the effect that there either has or has not been any material adverse change in the financial condition of Lessee since the date of the financial statement submitted, and if such certification states that there has been a material adverse change, furnishing such details concerning same as Lessor may reasonably request. Lessor shall not disclose the financial information to any party except to a prospective purchaser or mortgagee of the Premises upon request.

     23. Authority of Lessee and Lessor. Each party shall furnish to the other within fifteen (15) days after request such corporate resolutions, certificates of incumbency, partnership resolutions, partnership agreements, legal opinions or other information as the requesting party may reasonably request in order to confirm that the execution and delivery of this lease has been duly authorized by the other party and that the person(s) executing this lease on behalf of such party were duly authorized to do so. All such corporate or partnership resolu-


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tions, certificates or agreements shall be certified as being duly adopted and/or in full force and effect, without amendment, by an appropriate officer or partner of the other party. If the Premises are sold or if the beneficial interests in Lessor are transferred, Lessor shall upon request furnish Lessee with information as to the beneficial owners of Lessor.

     24.  Security Deposit. [Intentionally Omitted]

     25.  Rules and Regulations. [Intentionally Omitted]

     26.  Subordination. See Paragraph 15 of Rider.

     27. Estoppel Statement. Within twenty (20) days after request therefor by Lessor, Lessee agrees to deliver in recordable form a certificate prepared by Lessor to any proposed mortgagee or purchaser of the Premises certifying (if such is the case) that this lease is in full force and effect, that to Lessee's knowledge there are no defenses or offsets thereto, or stating those claimed by the other party, and such other facts related to this lease or the Premises as Lessor may reasonably request.

     28. Notices. Any notices required pursuant to this lease shall be in writing. Addresses to which notices shall be sent are as follows:

          TO LESSEE:                    The Computer Company
                                        1905 Westmoreland Street
                                        Richmond, Virginia 23230
                                        Attn:  President

          TO LESSOR:                    Rowe Properties-Data
                                         Limited Partnership
                                        c/o Rowe Development Company
                                        P.O. Box 32136
                                        4121 Cox Road, Suite 110
                                        Richmond, Virginia 23294
                                        Attn:  President

     Either party may at any time designate by written notice to the other a change of address for notices. All notices, demands and requests which are addressed as provided above and are (i) deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or (ii) accepted for overnight delivery by Federal Express, Emery, Purolator, Airborne or Express Mail, delivery charges prepaid or with delivery not conditioned upon payment of charges, shall be deemed to have been given for all purposes hereunder at the time such notice, demand or request shall be deposited in the United States mail or accepted for delivery by the applicable overnight delivery service.


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     29.  Past Due Rents. Lessee recognizes and acknowledges that if rent payments are not received when due, Lessor will suffer damages and additional expense thereby and Lessee therefore agrees that a late charge equal to five percent (5%) of the late rent may be assessed by Lessor as additional rental if Lessor has not received any monthly installment of annual rent within ten (10) business days after its due date. If any check given in payment of rent is not honored when due, Lessor may require that subsequent rent payments be made by certified or cashier's check.

     30.  Building Name. See Paragraph 14 of Rider.

     31.  Right to Relocate. [Intentionally Omitted]

     32.  Rent Taxes. See Paragraph 7 of Rider.

     33.  Area of the Premises. See Paragraph 6 of Rider.

     34.  Taxes Attributable to Lessee's Improvements. See Paragraph 7 of Rider.

     35.  Tax Stop. [Intentionally Omitted]

     36. Definition of Lease Year. The first lease year is the period beginning on the Commencement Date and ending one (1) year after the last day of the month in which the Commencement Date occurs. The second lease year shall begin on the day after the end of the first lease year, and shall end one (1) year after the end of the first lease year. The third and subsequent lease years shall begin and end on the appropriate anniversary dates of the beginning and ending dates of the second lease year.

     37. Successor and Assigns. This lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto. This provision shall not give Lessee by implication any right to assign its rights or interest pursuant to this lease. The provisions of paragraph 13 above govern Lessee's right to assign and sublet.

     38. Relationship of Lessor and Lessee. It is expressly understood and agreed that Lessor shall not be construed as or held to be a partner, joint venturer or associate of Lessee, it being expressly understood that the relationship between the parties hereto is and shall at all times remain that of landlord and tenant.

     39. Limitation of Lessor's Obligation. The obligations of Lessor hereunder shall be binding only upon its interest in the Project and its other assets and not upon any partner personally. Lessee agrees to look solely to the interest of Lessor in the Premises, to Lessor's other assets and to any separate guaranty of Lessor's obligations, for the satisfaction of any judgment



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obtained by Lessee as a result of a breach by Lessor of this lease.

     40. Performance by Lessor and Lessee. If, after the Premises are "substantially completed" (as defined in the Rider), either party fails to perform any of its obligations hereunder after prior written notice from the other party and reasonable opportunity to remedy the nonperformance, the other party may, at its option (but shall be under no obligation to do so), perform the obligation or begin curative action to perform such obligation. Any amounts advanced in so performing or taking curative action to perform such obligations shall bear interest at the rate of twelve percent (12%) (or, if lower, the highest lawful rate) from the date expended until repaid, shall be due and payable on demand, and failure to pay on demand shall constitute an independent event of default hereunder. Payment or performance by the other party of the obligations of the nonperforming party shall not waive or cure any breach occasioned by the nonperforming party's failure or refusal to pay or perform same. Lessee may also offset any sum due to it on account of the foregoing against rent payable hereunder.

     41. Waiver. Delay in asserting or prosecuting any right, claim or cause of action accruing hereunder is not and shall not be deemed to be a waiver of, and shall not prejudice the same, or any other right, claim or cause of action accruing hereunder at any time. Waiver of any right, claim or cause of action at any time shall not prejudice any other right, claim or cause of action which either party may have or which shall thereafter accrue, and shall not waive either party's right to assert any other right, claim or cause of action. Acceptance by Lessor of rent from Lessee during the existence of any default shall not constitute a waiver of such default, or a waiver of the right of Lessor to insist upon Lessee's strict compliance with the terms of this lease.

     42. Paragraph Headings. The paragraph headings of this lease are used for convenience only, and are in no way to be construed as a part of this lease or as a limitation on the scope of the particular provision to which they refer.

     43. Invalidity. If any provision of this lease shall be held to be invalid, whether generally or as to specific facts or circumstances, the same shall not affect in any respect whatsoever the validity of the remainder of this lease, which shall continue in full force and effect. Any provision held invalid as to any particular facts and circumstances shall remain in full force and effect as to all other facts and circumstances.

     44. Governing Law. This lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the state in which the Project is located.


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     45.  Entire Agreement. This lease, together with the attached Exhibits and
Rider referred to herein and specified below, contains the entire agreement of the parties related to this transaction, supersedes all prior negotiations and agreements and represents their final and complete understanding. This lease may not be modified orally, through course of performance or in any manner other than by agreement in writing, signed by the parties hereto.

     46. Exhibits and Rider. The Exhibit(s) designated "A", "B", "C" and "D", which are attached hereto and have been signed or initialed by Lessee and Lessor are a part of this lease, and are incorporated herein as if set forth in full.

          Exhibit "A" - Site Plan
          Exhibit "B" - Outline Specifications
          Exhibit "C" - Assumption Agreement
          Exhibit "D" - Reconfigured Parking Area

      IN WITNESS WHEREOF, this lease has been duly executed by the parties hereto as of the date and year first above written.

                LESSOR:                 ROWE PROPERTIES-DATA LIMITED
                                         PARTNERSHIP

                                        By: ROWE DEVELOPMENT COMPANY,
                                            General Partner

                                            By: /s/ Dee Heel
                                                -------------------------
                                            Title:  V.P.
                                                  -----------------------



                LESSEE:                 THE COMPUTER COMPANY

                                        By: /s/
                                           ------------------------------
                                        Title: President
                                              ---------------------------



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